UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2025

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 1, 2025, Scott D. Deverell notified Transcat, Inc. (the “Company”) of his intention to retire from his position as the Company’s corporate controller and principal accounting officer. Effective as of September 10, 2025, Kristina Johnston was appointed as the Company’s principal accounting officer. Ms. Johnston, age 48, has served as the Company’s controller since June 2025 during the transition of Mr. Deverell’s duties. Ms. Johnston served as Chief Financial Officer of Vintage Wine Estates, Inc., from March 2022 to December 2025 where she focused on public company reporting requirements, finance processes, budgeting and forecasting. Prior to that, Ms. Johnston served as Vice President, Finance Lead at Constellation Brands, Inc. from 2018 to 2022, and various accounting and finance leadership roles over the course of 17 years.

Ms. Johnston’s annual base salary will be $250,000 and her target performance-based cash incentive award will be 30% of her base salary. Payment of Ms. Johnston’s performance-based cash incentive award will be based on the successful achievement of pre-established corporate and individual performance goals. Ms. Johnston is also eligible for a target long-term equity incentive award opportunity of 25% of her base salary. Ms. Johnston is eligible to participate in and/or receive benefits under the Company’s standard benefit programs.

There is no arrangement or understanding between Ms. Johnston and any other person with respect to her appointment, and there are no family relationships between Ms. Johnston and any director or executive officer of the Company. Neither Ms. Johnston nor any of her immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (“Annual Meeting”) of the Company held on September 10, 2025, the Company’s shareholders voted on the matters described below.

Proposal 1.	The Company’s shareholders elected the following nominees as directors, each to serve for a one-year term expiring in 2026 or until his or her successor is duly elected and qualified.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Dawn G. DePerrior	7,861,847	61,041	542,212
Cynthia M. Langston	7,733,455	189,433	542,212
Robert L. Mecca	7,881,618	41,270	542,212

Proposal 2.	The Company’s shareholders approved the proposal to fix the number of directors constituting the board of directors at nine.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,462,150	946	2,004	0

Proposal 3.	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,842,250	75,934	4,704	542,212

Proposal 4.	The Company’s shareholders voted to approve, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers should be held every year.

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
7,713,961	2,669	205,595	663	542,212

Proposal 5.	The Company’s shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026.

Votes For	Votes Against	Votes Abstained
8,397,261	67,498	341

As indicated above, at the Annual Meeting, the Company’s shareholders voted, on an advisory basis, for “1 Year” as their preferred frequency for conducting future advisory votes on executive compensation. As a result of the voting preference of the Company’s shareholders on this proposal, the Board of Directors determined as of September 10, 2025 that the Company will conduct an advisory vote on the compensation of its named executive officers every year. The next required advisory vote on the frequency of future advisory votes on executive compensation will take place no later than the 2031 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 11, 2025	By:	/s/ Thomas L. Barbato
Thomas L. Barbato
Senior Vice President of Finance and Chief Financial Officer